EXHIBIT 10.D(b)

                          FIRST SUPPLEMENTAL AGREEMENT

            FIRST SUPPLEMENTAL AGREEMENT dated as of the lst day of January, 1989, between THE BANK OF NEW YORK as trustee under the will of Harold D. Uris, deceased, d/b/a URIS HOLDING COMPANY, having an office at 300 Park Avenue, New York, New York 10022 (hereinafter called "Landlord"), and COLGATE-PALMOLIVE COMPANY, a Delaware corporation, having an office at 300 Park Avenue, New York, New York 10022 (hereinafter called "Tenant").

                              W I T N E S S E T H:

      WHEREAS:

                  A. Landlord and Tenant have heretofore entered into a certain lease dated August 15, 1978 (such lease as the same has been and may hereafter be amended is hereinafter called the "Lease"), with respect to certain space (hereinafter called the "Premises") in the building (hereinafter called the "Building") known as 300 Park Avenue, New York, New York for a term ending on June 30, 2000, or on such earlier date upon which said term may expire or be terminated pursuant to any conditions of limitation or other provisions of the Lease or pursuant to law; and

                  B. The parties hereto desire to modify the Lease to provide for the deletion of the Operating Expense escalation provision and the substitution of a Porter's Wage escalation provision in lieu thereof, as more particularly hereinafter set forth in this Agreement.

                   NOW, THEREFORE, in consideration of the Premises and mutual covenants hereinafter contained, the parties hereto hereby modify the Lease as follows:

                  1. All terms defined in the Lease and contained in this First Supplemental Agreement shall, unless otherwise defined herein, have the same meaning ascribed to them in the Lease.

                  2. Effective as of the date hereof and for the remainder of the term of the Lease, Sections 26.04 through 26.08 shall be deleted from the Lease, and the following new Sections 26.04 through 26.08 shall be substituted in their place:

                 "Section 26.04. (a) The following definitions shall have the meanings hereinafter set forth wherever used in this Lease:

                  (i) "Operational Year" shall mean each calendar year, subsequent to the calendar year 1988, in which occurs any part of the term of this Lease.

                  (ii) "Wage Rate Multiple" shall mean (i) 394,906 for the period beginning on January 1, 1989 and ending on April 30, 1991, and (ii) 481,924 for the period beginning on May 1, 1991 and ending on June 30, 2000.

                  (iii)  "Base Wage Rate" shall mean the sum of $11.287.

                  (iv) "Legal Requirements" shall mean laws, statutes and ordinances and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the calculation or establishment of the "Wage Rate" (as hereinafter defined).

                  (v) "Wage Rate" with respect to any Operational Year shall mean the regular hourly wage rate required to be paid to Porters in Class A Office Buildings pursuant to any agreement between the Realty Advisory Board on Labor Relations, Incorporated or any successor thereto (hereinafter referred to as "R.A.B.") and Local 32B/32J of the Building Service Employees International Union AFL-CIO, or any successor thereto (hereinafter referred to as "Local 32B") in effect during such Operational Year, provided that if any such agreement shall require Porters to be regularly employed on days or during hours when overtime or other premium pay rates are in effect, then the term "regular hourly wage rate" shall mean the average hourly wage rate for a 40 hour work week (whether or not actually at work in the Building), e.g., if, for example, as of November 1, 1980, an agreement between R.A.B. and Local 32B would require the regular employment of Porters for 40 hours during a calendar week at a regular hourly wage of $4.00 for the first 30 hours and at an overtime hourly wage of


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$5.00 for the remaining 10 hours, then the average hourly wage rate under this subsection, as of November 1, 1980, would be the sum arrived at by dividing the total weekly average wages of $170.00 by the total number of required hours of employment which is 40 and resulting in an average hourly wage rate of $4.25. If there is no such agreement in effect as of the date of any Escalation Statement on which such regular hourly wage rate is determinable, the computations shall be made on the basis of the regular hourly wage rate for a 40 hour work week being paid by Landlord or by the contractor performing the services performed by Porters for Landlord as of the date of such Escalation Statement and appropriate retroactive adjustments shall be made when the regular or average hourly wage rate is finally determined. The regular or average hourly wage rate shall be computed without including the value of any "fringe benefits" provided by Landlord (including, without limitation, social security, unemployment or similar taxes as are payable in the first-instance by Landlord, holiday and vacation time. jury duty or other paid time-off, sick pay, accident, health and welfare insurance programs, pension plans and other benefit programs of a similar or dissimilar nature irrespective of whether they may be required by any laws, ordinances, rules or regulations of any governmental authority or otherwise). If length of service shall be a factor in determining any element of wages, it shall be conclusively presumed that all employees have two years of service. The Wage Rate is intended to be an index in the nature of a cost of living index, and is not intended to reflect the actual costs of wages or expenses for the Building.

                  (vi) "Porters" shall mean that classification of employee engaged in the general maintenance and operation of Class A Office Buildings most nearly comparable to the classification now applicable to porters in the current agreements between R.A.B. and Local 32B (which classification is presently termed "others" in said agreement).

                  (vii) "Class A Office Buildings" shall mean office buildings in the same class or category as the Building under any building operating agreement between R.A.B. and Local 32B, regardless of the designation given to such office buildings in any such agreement.

                  (viii) "Escalation Statement" shall mean a written statement setting forth in reasonable detail, the calculation of the Wage Rate and the amount payable by Tenant for a specified Operational Year pursuant to this
Article 26. In the event that the Wage Rate is, at any time, based on actual wages paid by Landlord or a contractor as provided in subsection 26.04(a)(v), and the amounts payable pursuant to Subsection 26.04(b) are calculated on the basis of such Wage Rate, then the Escalation Statement delivered with respect to such period shall be certified as true and correct to the best knowledge and belief of the chief financial officer of Uris Holding Company or any successor thereto as Landlord under this Lease.

            (b) If the Wage Rate for any Operational Year shall be greater than the Base Wage Rate, then Tenant shall pay to Landlord as additional rent for the Premises for such Operational Year an amount equal to the product obtained by multiplying the difference between the Wage Rate for such Operational Year and the Base Wage Rate, by the Wage Rate Multiple. If the Wage Rate shall increase or decrease during any Operational Year (for any reason other than the implementation of an agreement after the interim calculations contemplated by clause (v) of Subsection 26.04(a), then Landlord shall furnish a revised Escalation Statement with respect to such increase or decrease and effective upon the date of such increase or decrease, the amounts payable pursuant to this paragraph (b) shall be increased or decreased and shall become payable (except as to the effective date) in the same manner as provided in Section 26.05. In no event shall Tenant receive any credit, reduction or decrease for any decline in the Wage Rate below the Base Wage Rate.

            Section 26.05. Any such additional rent payable by reason of the provisions of subsection 26.04(b) hereof shall commence as of the first day of the relevant Operational Year and, after Landlord shall furnish Tenant with an Escalation Statement relating to such Operational Year, all monthly installments of rental shall reflect one-twelfth of the annual amount of such adjustment until a new adjustment becomes effective pursuant to the provisions of this
Article 26, provided, however, that if said Escalation Statement is furnished to Tenant after the commencement of such Operational Year, there shall be promptly paid by Tenant to Landlord, an amount equal to the portion of such adjustment allocable to the part of such Operational Year which shall have elapsed prior to the first day of the calendar month next succeeding the calendar month in which said Escalation Statement is furnished to Tenant. In the event that by reason of any Legal Requirement, an increase in the Wage Rate for any Operational Year is reduced or does not take effect, or increases in the Wage Rate for any Operational Year are limited or prohibited, then during the period beginning on the effective date of any such Legal Requirement and ending on the date that such Legal Requirement shall cease to be in effect (hereinafter called the "Control Period"), the Wage Rate for purposes of the adjustment payments to be made by Tenant in accordance with subsection 26.04(b) hereof, shall be deemed to increase for each Operational Year during the Control Period that the Wage Rate is affected by such Legal Requirement at the same annual rate that the same increased for the Operational Year immediately preceding the first Operational Year affected by such Legal Requirement.

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            Section 26.06. In the event that the date of the expiration or other termination of this Lease shall be a day other than the last day of an Operational Year, then, the additional rent payable pursuant to Section 26.04(b) shall be appropriately prorated for such Operational Year.

            Section 26.07. Landlord's failure to render an Escalation Statement with respect to any Operational Year shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Operational Year. Tenant's obligation to pay escalation for any Operational Year during the term of this Lease shall survive the expiration or earlier termination of this Lease; provided, however, if Landlord shall fail to render any Escalation Statement within ninety (90) days after such expiration or earlier termination of this Lease, then Tenant may give notice of such failure to Landlord, and if Landlord shall thereafter fail within thirty (30) days of the receipt of such notice to render an Escalation Statement, Landlord shall be deemed to have waived its right thereafter to submit the same and require payment thereof.

            Section 26.08. (a) Each Escalation Statement provided by Landlord to Tenant pursuant to Section 26.05 shall be conclusive and binding upon Tenant unless (i) within six (6) months after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, Tenant shall submit the dispute to arbitration within ninety (90) days after the expiration of said six (6) month period. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall within thirty (30) days after receipt of such statement, pay additional rent in accordance with the Escalation Statement, and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of rents resulting from compliance with the Escalation Statement.

            (b) Landlord shall furnish to Tenant by the later of (i) April 30 following each Operational Year or (ii) thirty (30) days after Landlord shall receive notice from Tenant demanding the same which notice may be furnished no earlier than April 1 following any Operational Year with a written detailed statement of operating expenses incurred by Landlord during the preceding Operational Year substantially in the form of statements of operating expenses provided to Tenant prior to the execution of.this First Supplemental Agreement. The statement to be furnished under this Section 26.08(b) shall be certified as correct by the chief financial officer of Uris Holding Company or any successor thereto as Landlord under this lease. Upon reasonable notice, Landlord shall, during the six (6) months after delivery of any such statement of operating expenses afford Tenant access during reasonable hours to those books and records of Landlord upon which such statement is based and permit Tenant to make copies at Tenant's expense of bills and vouchers relating thereto.

            3. Tenant and Landlord each covenant, represent and warrant to the other that it has had no dealings or communications with any broker or agent in connection with the consummation of this First Supplemental Agreement other than Abrams, Benisch, Riker, Inc., and Tenant and Landlord each covenant and agree to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorney's fees) or liability for any compensation, commissions or charges claimed by any other broker or agent with whom it has had dealings or communications, with respect to this First Supplemental Agreement. Landlord shall be responsible for any compensation to which Abrams, Benisch, Riker, Inc. may be entitled in connection with this First Supplemental Agreement.

            4. Commencing as of the date of this First Supplemental Agreement (i.e., January 1, 1989), and for the period ending April 30, 1991 Tenant shall pay to Landlord on account of escalation which has previously accumulated under the Lease pursuant to Section 26.05 (without giving effect to the modifications thereof effected by this First Supplemental Agreement), the sum of $1,369,472 per annum payable in equal monthly installments of $114,122.67 per month. For the period commencing May 1, 1991 and continuing thereafter, Tenant shall pay on account of accumulated escalation pursuant to Section 26.05 as aforesaid, the sum of $1,671,238 per annum in equal monthly installments of $139,269.84 which amounts shall be due and payable on the first day of each month without demand throughout the balance of the term. Landlord hereby acknowledges receipt of $280,665.16 in full payment of all amounts due pursuant to Sections 26.04 through 26.08 of the Lease for the period from January 1, 1989 through June 30, 1991.

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            5. If the cost to Landlord for painting the Premises (as provided in
Section 17.11 of the Lease) after the initial painting of the Premises (contemplated at the time the Lease was executed to be done in 1985) shall be more per square foot than the cost of the initial painting, Tenant shall pay said excess cost as additional rent ten (10) days after the rendition to Tenant of a bill therefor.

            6. Except as modified by this First Supplemental Agreement, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

            7. The covenants, agreements, terms and conditions contained in this First Supplemental Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease as hereby supplemented, their respective assigns.

            8. This First Supplemental Agreement may not be changed or terminated orally but only by an agreement in writing signed by the party against which enforcement of any waiver, change, termination, modification or discharge is sought.

            9. This First Supplemental Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this First Supplemental Agreement to be drafted.

            10. This First Supplemental Agreement is executed by The Bank of New York (successor to Irving Trust Company), Trustee under the Will of Harold D. Uris, Deceased, doing business as Uris Holding Company, not personally but solely as Trustee, as aforesaid, in the exercise of the power and authority conferred upon and vested in it as such Trustee. All the terms, provisions, stipulations, covenants and conditions to be performed by The Bank of New York (successor to Irving Trust Company) are undertaken by it solely as Trustee as aforesaid, and not individually and all statements herein made are made on information and belief and are to be construed accordingly, and no personal liability shall be asserted or be enforceable against The Bank of New York (successor to Irving Trust Company) by reason of any of the terms, provisions, stipulations, covenants and/or statements contained in this First Supplemental Agreement.

            11. This First Supplemental Agreement is subject to the approval of the holder of the current first mortgage on the Building. If such approval is not obtained or is denied within sixty (60) days after the date hereof, then this First Supplemental Agreement shall be void and without any force or effect. Landlord shall give prompt notice to Tenant of its receipt of any such approval or disapproval, as the case may be.

            12. IN WITNESS WHEREOF, the parties hereto have executed this First Supplemental Agreement as of this 23 day of July, 1991 to be effective as of the day and year first above written.

                                    URIS HOLDING COMPANY

                                    By The Bank of New York (successor to
                                    Irving Trust Company), Trustee under
                                    the Last Will and Testament of Harold
                                    D. Uris, Deceased, for the benefit of
                                    Ruth Uris:

ATTEST
/s/                                 By: /s/ Roy A. Weydig
--------------------                ----------------------------------
                                    COLGATE-PALMOLIVE COMPANY, Tenant

ATTEST:
/s/ Joan Licht Mantel               By: /s/ John J. Huston, Jr.
-----------------------             ----------------------------------

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STATE OF NEW YORK  )

                   : ss.:

COUNTY OF NEW YORK )

            On the 23 day of July in the year 1991, before me personally came Roy A. Weydig, to me known, who, being by me duly sworn, did depose and say that he resides at 403 Wellington Rd., Mineola, NY that he is a Vice President of THE BANK OF NEW YORK, the corporation described in and which executed the above instrument as Trustee under the will of Harold D. Uris d/b/a Uris Holding Company for Landlord; and that he signed his name thereto by order of the board of directors of said corporation.

                                    /s/ Mary Ann Bruzzesse
                                    Notary Public

                                    MARY ANN BRUZZESSE
                                    Commissioner of Deeds
                                    City of New York -- No. 5-901
                                    Certificate Filed in Richmond County
                                    Commission Expires Oct. 1, 1991



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STATE OF NEW YORK  )

                   : ss.:

COUNTY OF NEW YORK )

            On the 23 day of July in the year 1991, before me personally came John J. Huston, Jr., to me known, who, being by me duly sworn, did depose and say that he resides at 23 Hart Avenue, Hopewell, New Jersey 08525 that he is Vice President, Real Estate of COLGATE-PALMOLIVE COMPANY, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                    /s/ Lorraine Anderson
                                    Notary Public

                                    LORRAINE ANDERSON
                                    Notary Public, State of New York
                                    No. 31-4662340
                                    Qualified in New York County
                                    Term Expires January 31, 1992